Rand Logistics, Inc.

Mark S. Hiltwein Joins Rand Logistics as Chief Financial Officer

Brings a wealth of operational, financial and strategic expertise

New York, NY – May 11, 2015 – Rand Logistics, Inc. (NASDAQ: RLOG) (“Rand”) today welcomed Mark Hiltwein as Vice President & Chief Financial Officer, reporting to Rand’s President and Chief Executive Officer, Edward Levy. In this role, Mr. Hiltwein will be responsible for all aspects of the Company's financial management, and will also oversee information technology, purchasing/procurement, and insurance. He brings to Rand more than two decades of financial management experience, in positions of increasing leadership and responsibility.

“The combination of Mark's deep technical accounting and compliance background, together with his extensive proven problem-solving skills, will support our continued focus on improving our operating and financial performance,” said Levy.  “Mark's demonstrated ability to support growth and drive cost efficiencies will be invaluable as we pursue operational excellence, drive return on invested capital and deliver on our vision as the dominant provider of water transportation services within the river class segment of the Great Lakes market.”

“Rand has incredible opportunities ahead as demand improves for the commodities that its vessels carry, it leverages the IT investments made over the last two years and it continues to increase the percentage of time that its vessels are in revenue loaded condition,” said Hiltwein. “I am thrilled to be given the opportunity to apply my operational experience and my financial expertise to help the Company grow and take advantage of the unique market position that it has created.”

Prior to joining the Company, Mr. Hiltwein spent seven years at Cenveo, Inc. a world leader in the management and distribution of custom print, packaging, labels and envelopes, most recently as its President, Envelope Group and prior to that five years as CFO.  In these roles, Mr. Hiltwein's responsibilities included executing operational excellence initiatives and partnering to develop a process oriented culture that relied on cross functional communication to drive market share gains and profit improvement.

Among his earlier positions, Mr. Hiltwein spent five years at Moore Corporation Limited, including four years as its Executive Vice President and CFO.  Mr. Hiltwein is a graduate of Kean University in New Jersey with a Bachelor’s degree in accounting.

Mr. Hiltwein replaces Joseph McHugh who announced in November 2014 his intention to retire after more than nine years as the Company's Chief Financial Officer and a career spanning over 35 years, including 25 years in senior financial leadership roles.

“Joe has been a trusted advisor and has achieved impressive financial milestones during his tenure, including strong revenue and profit growth,” said Levy.  “I thank him for his years of service and continued commitment to Rand during this transition and wish him continued success as he re-focuses his energies on new business opportunities and personal interests, including more time with family and friends.”

About Rand Logistics
Rand Logistics, Inc. is a leading provider of bulk freight shipping services throughout the Great Lakes region. Through its subsidiaries, the Company operates a fleet of four conventional bulk carriers and eleven self-unloading bulk carriers including three tug/barge units. The Company is the only carrier able to offer significant domestic port-to-port services in both Canada and the U.S. on the Great Lakes. The Company's vessels operate under the U.S. Jones Act -- which reserves domestic waterborne commerce to vessels that are U.S. owned, built and crewed, -- and the Canada Coasting Trade Act -- which reserves domestic waterborne commerce to Canadian registered and crewed vessels that operate between Canadian ports.

Forward-Looking Statements
This press release contains forward-looking statements. For all forward-looking statements, we claim the protection of the Safe Harbor for Forward-Looking Statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy or are otherwise beyond our control and some of which might not even be anticipated. Future events and actual results, affecting our strategic plan as well as our financial position, results of operations and cash flows, could differ materially from those described in or contemplated by the forward-looking statements. Important factors that contribute to such risks include, but are not limited to, the effect of an economic downturn in certain of our markets; the weather conditions on the Great Lakes; our ability to maintain and replace our vessels as they age, and the estimated delivery date of our new vessel.

For a more detailed description of these uncertainties and other factors, please refer to Rand's filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K filed on June 12, 2014.

Contact:	Rand Logistics, Inc.
Edward Levy, CEO & President
(212) 863-9405